UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report April 20, 2010

(Date of earliest event reported)

Old Second Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-10537	36-3143493
(Commission File Number)	(I.R.S. Employer Identification Number)

37 South River Street, Aurora, Illinois	60507
(Address of principal executive offices)	(Zip Code)

(630) 892-0202

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On April 20, 2010, the Company held its annual meeting of stockholders. At the meeting, the stockholders approved the four proposals listed below.  Further detail on each of the matters voted on by the stockholders is available in the Company’s proxy statement.

The final results of voting on each of the matters submitted to a vote of stockholders during the annual meeting are as follows:

1)                                     Amendment to the Company’s certificate of incorporation increasing the authorized shares of common stock from 20,000,000 to 40,000,000:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,271,715	1,057,547	263,064	-0-

2)                                     Election of three members of the board of directors to serve a three-year term expiring in 2013:

Name	Votes For	Votes Withheld
Edward Bonifas	9,484,115	466,165
William Meyer	9,474,052	476,228
William B. Skoglund	9,457,493	492,787

3)                                     Ratification of advisory proposal on executive compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,195,645	955,342	441,339	-0-

4)                                     Ratification of Plante & Moran, PLLC as the Company’s independent registered public accounting firm for the year ended December 31, 2010:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,368,896	135,316	88,114	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD SECOND BANCORP, INC.

Dated: April 23, 2010	By:	/s/ J. Douglas Cheatham
J. Douglas Cheatham
Executive Vice President and Chief Financial Officer